STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

12/11/2025

Work Order Item Number:	W2025121101389-4908022
Filing Number:	20255369298
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	12/11/2025 1:42:00 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0118672007-1

Entity Name: BUNKER HILL MINING CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

COGENCY GLOBAL INC.*

321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Docusign Envelope ID: 5788DDD3-8E21-4ACC-AF86-89B721D716B7

Filed in the Office of	Business Number E0118672007-1
FVAguilar	Filing Number 20255369298
Secretary of State State Of Nevada	Filed On 12/11/2025 1:42:00 PM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Bunker Hill Mining Corp.

Entity or Nevada Business Identification Number (NVID): E0118672007-1

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.4%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article III (Authorized Capital) (attach additional page(s) if necessary)
6. Signature: (Required)	X Sam Ash — Sam Ash, Chief Executive Officer Signature of Officer or Authorized Signer — Title X ____ — ____ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BUNKER HILL MINING CORP.

Bunker Hill Mining Corp., a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Bunker Hill Mining Corp.

2. Article III of the Corporation's Second Amended and Restated Articles of Incorporation is amended and restated in its entirety to read as follows:

> "As of the effective date of the filing of this Certificate of Amendment with the Secretary of State of the State of Nevada (the "Effective Date"), the total number of shares of capital stock which the Corporation shall have authority to issue is Three Billion Five Hundred Ten Million (3,510,000,000). These shares shall be divided into two classes, with Three Billion Five Hundred Million (3,500,000,000) shares designated as common stock, par value $0.000001 per share (the "Common Stock"), and Ten Million (10,000,000) shares designated as preferred stock, par value $0.000001 per share (the "Preferred Stock," and together with the Common Stock, the "Capital Stock") to be issued in series. The voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock must be described in a resolution of the Board of Directors and a certificate of designation filed pursuant to the Nevada Revised Statutes ("NRS") before the issuance of shares of that series."

3. Except as set forth in this Certificate of Amendment to Second Amended and Restated Articles of Incorporation, the Second Amended and Restated Articles of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment t oSecond Amended and Restated Articles of Incorporation to be signed by Sam Ash, a dul yauthorized officer of the Corporation, on December 11, 2025.

Signed by:
Sam Ash
24F8035495FE468...

By: ____________________
Name: Sam Ash
Title: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BUNKER HILL MINING CORP.

Nevada Business Identification # NV20071244505
Expiration Date: 02/28/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/11/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202512116348692
You may verify this certificate
online at https://www.nvsilverflume.gov/home